Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

July 16, 2012	Contact:	Michael M. Larsen
Interim CEO and CFO
Tel. (610) 249-2002

Gardner Denver CEO Resigns, Board Appoints Michael M. Larsen Interim CEO

Wayne, PA. – July 16, 2012 – The board of directors of Gardner Denver, Inc. (NYSE: GDI) today announced that Barry L. Pennypacker has resigned as president, chief executive officer and director. Michael M. Larsen, vice president and chief financial officer, has been named interim CEO, effective immediately. Diane Schumacher, who served in a variety of senior management and legal roles during her career with Cooper Industries, will continue to serve as board chairperson and will actively assist Mr. Larsen during the transition period.

Mr. Larsen oversees all company financial matters, including mergers and acquisitions, and will retain his CFO responsibilities during the interim period. Having served as vice president and chief financial officer since 2010, Mr. Larsen has played a key role in defining and driving Gardner Denver’s growth strategy, focused on a transformation into a leading industrial company. Under Mr. Larsen’s leadership as CFO, the company delivered record financial results in 2011. Gardner Denver expects second quarter 2012 results to be in line with previously stated guidance.

“We thank Barry for his service to the company and wish him well in his new endeavors,” said Diane Schumacher. “Gardner Denver is a strong company and we have a strong transitional leadership plan, which includes the return of T. Duane Morgan to lead the Engineered Products Group. As we move forward, we are very pleased to have a leader with Michael M. Larsen’s credentials as interim CEO.”

“I am proud of the progress and results we achieved in my years with the company, which is well positioned for a strong future. Gardner Denver has a talented leadership team supported by a dedicated and customer-focused workforce. I wish them only the best,” said Barry L. Pennypacker.

“It’s an honor to be selected for this role and I accept with the clear goal of continuing to move the company forward by executing Gardner Denver’s lean strategy for profitable growth,” said Michael M. Larsen, interim chief executive officer and chief financial officer.

Prior to joining Gardner Denver, Mr. Larsen served as chief financial officer for General Electric Water & Process Technologies, a global organization with revenues of approximately $2 billion and 7,500 employees. His previous experience includes more than 15 years with General Electric Company, where he served in a variety of financial leadership roles in GE Plastics, GE Industrial, GE Energy Services and GE Power & Water. He joined GE’s European Healthcare organization in Paris, France in 1995 and served on GE’s Corporate Audit staff for six years.

The nominating and corporate governance committee of the board of directors will oversee the search for the next CEO.

The company plans to release second quarter results on Thursday, July 19, 2012 after the market close followed by a conference call on July 20, 2012 at 8:30 a.m. ET. Additional detail on the conference call can be found on the investors section of the company’s website (www.GardnerDenver.com).

Corporate Profile

Gardner Denver, Inc., with 2011 revenues of approximately $2.4 billion, is a leading worldwide manufacturer of highly engineered products, including compressors, liquid ring pumps and blowers for various industrial, medical, environmental, transportation and process applications, pumps used in the petroleum and industrial market segments and other fluid transfer equipment, such as loading arms and dry break couplers, serving chemical, petroleum and food industries. Gardner Denver’s news releases are available by visiting the investors section on the company’s website (www.GardnerDenver.com).

Forward-Looking Information

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. As a general matter, forward-looking statements are those focused upon anticipated events or trends, expectations, and beliefs relating to matters that are not historical in nature. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The actual future performance of the Company could differ materially from such statements. Risks that could cause results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2011. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

# # #

2